                                                                    EXHIBIT 10.2


THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE TRANSFERRED WITHOUT SUCH REGISTRATION AND QUALIFICATION UNLESS A PROPOSED TRANSFER OR SALE DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER THE ACT OR APPLICABLE STATE LAW. ANY TRANSFER OF SUCH SECURITIES IS ALSO SUBJECT TO THE CONDITIONS SPECIFIED IN THIS WARRANT. THIS WARRANT PROVIDES FOR, AMONG OTHER THINGS, CERTAIN RESTRICTIONS UPON TRANSFER OF THIS WARRANT AND THE SHARES OF COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE HEREOF. BY ACCEPTING THIS WARRANT OR SUCH SHARES, THE HOLDER AGREES TO BE BOUND BY ALL SUCH TRANSFER RESTRICTIONS IN THE WARRANT.



                                     WARRANT

             VOID AFTER 5:00 P.M., CHICAGO TIME, ON OCTOBER 3, 2005

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                     SECURITY ASSOCIATES INTERNATIONAL, INC.



Date of Issuance:  October 3, 2001                          Certificate No. W-3


                  FOR VALUE RECEIVED, Security Associates International, Inc., a Delaware corporation (the "COMPANY"), hereby grants to EGI-Fund (01) Investors, L.L.C., a Delaware limited liability company, or its registered assigns (collectively, the "REGISTERED HOLDER") the right to receive from the Company Two Million Five Hundred Thousand (2,500,000) shares (the "AVAILABLE SHARES") of Warrant Stock at a price per share of $2.50 (as adjusted from time to time hereunder, the "EXERCISE PRICE"). This warrant is issued in connection with that certain Stock Purchase Agreement dated as of October 3, 2001, by and among the Company and the Registered Holder (such agreement, as amended through and after the date hereof, the "PURCHASE AGREEMENT"). Certain capitalized terms used herein are defined in Section 3 of this Warrant. The amount and kind of securities purchasable pursuant to the rights granted under this Warrant and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

                  This Warrant is subject to the following provisions:

1.   Exercise of Warrant.

     (a) Exercise Period. The Registered Holder may exercise, in whole or in part, (but not as to a fractional share of Warrant Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including 5:00 p.m., Chicago time, on October 3, 2005.

     (b) Exercise Procedure.

         (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "EXERCISE TIME"):

             (A) a completed Exercise Agreement, in the form set forth in
     Exhibit I hereto, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "PURCHASER");

             (B) this Warrant or, if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments executed by the Registered Holder in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant by the Registered Holder; and

             (C) a certified or cashier's check payable to, or a wire transfer of immediately available funds to a United States account designated by the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "AGGREGATE EXERCISE PRICE").

         (ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three
(3) business days after the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the purchase right formerly represented by this Warrant which have not expired or been exercised and shall, within such three business day period, deliver such new Warrant to the Person designated for delivery thereof in the Exercise Agreement.

         (iii) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock as of the Exercise Time.

         (iv) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance or stamp tax in respect thereof or any other cost incurred by the Company, the Purchaser or the Registered Holder in connection with such exercise and the related issuance of shares of Warrant Stock (and the Company shall pay such costs).

         (v) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant, or otherwise interfere with the timely exercise of this Warrant.

         (vi) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with an underwritten public offering of Common Stock, the exercise of any portion of this Warrant may, at the election of the Registered Holder hereof, be conditioned upon the consummation of such public offering, in which case such exercise shall not be deemed to be effective until the consummation of such public offering and such exercise may be limited to the number of shares of Warrant Stock included in such public offering.

         (vii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of purchase upon the exercise of this Warrant, such number of shares of Warrant Stock as are issuable upon the exercise of this Warrant. All shares of Warrant Stock which are so issuable shall, upon the payment of the Exercise Price and issuance thereof, be duly and validly issued, fully paid and nonassessable. The Company will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Warrant Stock which shall be issued upon the exercise of the Warrants will, upon issuance and without cost to the recipient, be free from all preemptive rights, taxes, liens and charges with respect to the issue thereof. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation.

     (c) Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock issuable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated as of the actual date of execution thereof.

     (d) Fractional Shares. If a fractional share of Warrant Stock would, but for the provisions of Section 1(a), be issuable upon exercise of the rights represented by this Warrant, the Company shall, within three (3) business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional shares in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

2. Adjustment of Number of Shares. The number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

     (a) Subdivision or Combination of Shares. If the Company at any time subdivides its outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately decreased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines its outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

     (b) Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common Stock payable in shares of Common Stock, the Exercise Price shall be decreased, and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be increased, by multiplying the Exercise Price and dividing the number of obtainable shares of Warrant Stock by the following fraction:

         (i) the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution,

         divided by

         (ii) the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

Such change shall be automatically effective as of the effectiveness of such dividend or distribution.

     (c) Reclassification, Consolidation or Merger. If at any time, as a result of:

         (i) a capital reorganization or reclassification (other than a subdivision, combination or dividend provided for in Section 2(a) or Section 2(b)), or

         (ii) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation),

pursuant to which the Company's Common Stock shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of this Warrant, so that:

                  (y) the Registered Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property which such holder would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holder had exercised this Warrant immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

                  (z) this Warrant shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 2(c).

The provisions of this Section 2(c) shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

     (d) Notice of Adjustments. Whenever the Exercise Price or the kind of securities issuable upon the exercise of this Warrant shall be adjusted pursuant to Section 2, the Company shall issue a certificate signed by (1) its President or a Vice President and (2) by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), the Exercise Price and the kind of securities issuable upon the exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each Registered Holder promptly after each adjustment.

3.   Definitions. The following terms have meanings set forth below:

     (a) "COMMON STOCK" means the Company's common stock, par value $0.001 per share.

     (b) "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, including, without limitation, the American Stock Exchange, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "MARKET PRICE" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "MARKET PRICE" will be the fair value thereof as determined in good faith by the Board of Directors of the Company.

     (c) "WARRANT STOCK" means the Company's Common Stock issuable upon exercise of this Warrant; provided that if there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Stock" shall mean one share of the security issuable upon exercise of this Warrant if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     (d) "PERSON" means an individual, a partnership, a joint venture, a corporation, a limited liability company, an insurance company, a bank, a trust, an association, an unincorporated organization or a government or any department or agency thereof.

4. No Voting Rights; Board Representation. This Warrant shall not entitle the Registered Holder to any voting rights or other rights as a stockholder of the Company prior to the Exercise Time.

5. Warrant Transferable; Restrictions. Subject to the transfer conditions and restrictions referred to in this Section 5, the legend endorsed hereon and those set forth in Section 8, this Warrant and the Warrant Stock issuable upon the exercise of this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal executive office of the Company. If all of the unexercised purchase rights represented by this Warrant are not transferred pursuant to an Assignment, the Company shall promptly execute and deliver to the Registered Holder a new Warrant (bearing the original Date of Issuance) representing the unexercised purchase rights not so transferred. Neither this Warrant nor the Warrant Stock may be knowingly sold or otherwise disposed of by the Registered Holder, directly or indirectly, to any Person whom the Company has theretofore designated in writing to the Registered Holder to be a competitor of the Company, which designations may be made from time to time by the Company's Board of Directors in its reasonable, good faith discretion.

6. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable in compliance with Section 8 upon the surrender hereof by the Registered Holder at the principal executive office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each such new Warrant shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "DATE OF ISSUANCE" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this

Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "WARRANTS".

7. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity undertaking from the Registered Holder of such certificate or such other Person satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

8.   Transfer in Compliance with Applicable Securities Laws

     (a) This Warrant may not be assigned or transferred, except as provided herein, and in accordance with and subject to the provisions of the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder (said Act and such rules and regulations being hereinafter collectively referred to as the "ACT") and applicable State securities laws. This Warrant and the shares of Warrant Stock obtainable hereunder have not been registered under the Act or any other applicable securities laws, and, accordingly, neither this Warrant nor any of such Warrant Stock may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of unless registered pursuant to or in a transaction exempt from registration under (evidenced by an opinion of inside or outside counsel reasonably satisfactory to the Company or by such other means reasonably acceptable to the Company) the Act and any other applicable state securities laws.

     (b) Each certificate for Warrant Stock or for any other security issued or issuable upon exercise of this Warrant shall contain the following legend on its face unless, in the opinion of counsel reasonably satisfactory to Company, such legend is not required:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "ACT"), or any state securities laws. Such shares may not be transferred without such registration and qualification unless the proposed transfer or sale does not require registration or qualification under the Act or applicable state law. Any transfer of such securities is also subject to the conditions specified in the warrant to receive shares of Common Stock of Security Associates International, Inc. (the "COMPANY") dated as of October 3, 2001 (the "WARRANT"). The Warrant provides for, among other things, certain restrictions upon transfer of the Warrant and the shares of common stock of the Company issuable upon exercise thereof. By accepting such shares, the holder agrees to be bound by all such transfer restrictions. Copies of the form of such Warrant are on file with the Secretary of the Company at

         2101 S. Arlington Heights Road, Suite 150, Arlington Heights, IL 60005 and will be furnished without charge by the Company to the holder of this certificate upon written request to the Secretary of the Company at such address.

9. Notices. All notices, requests, waivers, releases, consents, and other communications required or permitted by this Warrant (collectively, "NOTICES") shall be in writing. Notices shall be deemed sufficiently given for all purposes under this Warrant (i) when delivered in person, (ii) on the next business day following the date when dispatched by telegram (upon written confirmation of receipt), by electronic facsimile transmission (upon written confirmation of receipt) or by a nationally recognized overnight courier service, or (iii) five Business Days after being deposited in the United States certified or registered mail, return receipt requested, first class postage prepaid. All Notices shall be delivered (x) to the Company at its principal executive office or (y) to the Registered Holder of this Warrant at such Registered Holder's address as it appears in the records of the Company.

10. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing at least two-thirds (2/3) of the shares of Warrant Stock obtainable upon exercise of the Warrants at the time of such approval.

11. Description Headings; Governing Law. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant shall be governed by the internal laws, without giving effect to conflicts of law principles, of the State of Delaware.

                                    * * * * *

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated as of the Date of Issuance hereof.

                                         SECURITY ASSOCIATES INTERNATIONAL, INC.




                                         By: /s/ Raymond A. Gross
                                            ------------------------------------
                                         Name: Raymond A. Gross
                                              ----------------------------------
                                         Title: Chief Executive Officer
                                               ---------------------------------

                                    EXHIBIT I

                               EXERCISE AGREEMENT

To:________________________                                   Dated:____________

                  The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-___), hereby subscribes for the purchase of ______________ shares of the Warrant Stock covered by such Warrant having an Aggregate Exercise Price of $______________ and makes payment herewith in full therefor by check or a wire transfer in immediately available funds in the amount of the Aggregate Exercise Price ($___________).


Certificates for the shares of Warrant Stock subscribed for shall be issued to the parties listed below:

         Name of Issuee             Address                   No. of Shares
         --------------             -------                   -------------




New Warrants for the rights not exercised hereunder shall be issued to the party or parties listed below (with respect to such new Warrants, the "REGISTERED HOLDER(S)"):


         Name of Issuee             Address                   No. of Shares
         --------------             -------                   -------------





                                              Signature
                                                       -------------------------

                                              Address
                                                     ---------------------------

                                   EXHIBIT II

                                   ASSIGNMENT

         FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-___) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto, the following assignee (a "REGISTERED HOLDER"):


         Name of Assignee           Address                   No. of Shares
         ----------------           -------                   -------------




Date                                          Signature
    --------------------------                         -------------------------

                                              Address
                                                     ---------------------------